Exhibit 1.1

KBS GROWTH & INCOME REIT, INC.

Up to $2,300,000,000 in Shares of Common Stock

DEALER MANAGER AGREEMENT

April 28, 2016

KBS Capital Markets Group LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660

Ladies and Gentlemen:

KBS Growth & Income REIT, Inc., a Maryland corporation (the “Company”), has registered for public sale up to $2,300,000,000 in any combination of Class A shares and Class T shares of its common stock, $.01 par value per share (the “Shares”), comprised of (a) up to $1,500,000,000 in Class A shares and Class T shares to be offered in the Company’s primary offering (the “Primary Offering”) and (b) up to $800,000,000 in Class A shares and Class T shares to be offered pursuant to the Company’s distribution reinvestment plan (the “DRP”). The Company has reserved the right to reallocate the Shares offered between the DRP and the Primary Offering. The Company desires for KBS Capital Markets Group LLC (the “Dealer Manager”) to act as its agent in connection with the offer and sale of the Shares to the public (the “Offering”).
It is anticipated that the Dealer Manager will enter into Selected Dealer Agreements (substantially in the form attached to this Agreement as Exhibit A) with other broker-dealers participating in the Offering (each participating broker-dealer being referred to herein as a “Dealer”). The Company shall have the right to approve any material modifications or addendums to the form of the Selected Dealer Agreement.
Except as described in the Prospectus (as defined below) or in Section 5.3 hereof, the Shares are to be sold at an initial per Share cash price as follows:

Distribution Channel	Primary Offering Shares	DRP Shares
Class A Shares
Sales through a Dealer earning transaction-based compensation	$10.39	$9.88
Sales through all other distribution channels as discussed in the Prospectus	$9.715	$9.88
Class T Shares
Sales through a Dealer earning transaction-based compensation	$10.00	$9.50

In connection with the sale of Shares, the Company hereby agrees with you, the Dealer Manager, as follows:

1.	Representations and Warranties of the Company. As an inducement to the Dealer Manager to enter into this Agreement, the Company represents and warrants to the Dealer Manager and to each Dealer that:

1.1
The Company has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement (Registration No. 333-207471) that has become effective for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder. Copies of such registration statement as initially filed and each amendment thereto have been or will be delivered to the Dealer Manager. The registration statement and the prospectus contained therein, as finally amended at the effective date of the registration statement (the “Effective Date”), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Company files a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act, or if the Company files a post-effective amendment to the Registration Statement, the term “Prospectus” includes the prospectus filed pursuant to Rule 424(b) or the prospectus included in such post-effective amendment. The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the registration statement. If one or more additional registration statements are filed by the Company and become effective with respect to shares of the Company’s common stock to be sold pursuant to the DRP, the terms “Registration Statement” and “Prospectus” shall refer, with respect to such DRP shares, to each such registration statement and prospectus contained therein from and after the date of effectiveness of each such registration statement, as each such registration statement and prospectus may be amended or supplemented from time to time.

1.2
On the Effective Date, on the date of the Prospectus and on the date any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the SEC, the Registration Statement and the Prospectus, as applicable, including the financial statements contained therein, complied or will comply with the Securities Act and the Rules and Regulations. On the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. On the date of the Prospectus, as amended or supplemented, as applicable, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, the Company’s representations in this Section 1.2 will not extend to such statements contained in or omitted from the

Registration Statement or the Prospectus, as amended or supplemented, that are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

1.3
No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated by the SEC; and, to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

1.4	The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

1.5
The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity provisions contained in Section 6 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

1.6
The execution and delivery of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default or violation under any charter, bylaw, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity provisions contained in Section 6 of this Agreement may be limited under applicable securities law and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

1.7
No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except as may be required under the Securities Act and the Rules and Regulations thereunder, by the Financial Industry Regulatory Authority (“FINRA”) or under applicable state securities laws.

1.8
The Shares have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Company’s charter, as amended and supplemented, and upon payment therefor as provided in the Prospectus and this Agreement, the Shares will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

2.	Representations and Warranties of the Dealer Manager. As an inducement to the Company to enter into this Agreement, the Dealer Manager represents and warrants to the Company that:

2.1.
The Dealer Manager is a member in good standing of FINRA and a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Dealer Manager and its employees and representatives have all required licenses and registrations to act under this Agreement.

2.2.
The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus, as amended and supplemented, and all other information furnished and to be furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.	Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

3.1.
It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus, including any amendments and supplements thereto and (b) this Agreement.

3.2.
The Company will prepare and file with the appropriate regulatory authorities, on behalf of and at no expense to the Dealer Manager, the printed sales literature or other materials authorized by the Company to be used in the Offering (“Authorized Sales Materials”). In addition, the Company will furnish the Dealer Manager and others designated by the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of Authorized Sales Materials as the Dealer Manager may reasonably request.

3.3.
The Company will furnish such information and execute and file such documents as may be necessary for it to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager upon request a copy of such papers filed by the Company in connection with any such qualification.

3.4.
It will: (a) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or any state securities administration and (b) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or any state securities administration shall issue any order or take other action to suspend or enjoin the sale of the Shares, it will promptly notify the Dealer Manager.

3.5.
If at any time when a Prospectus is required to be delivered under the Securities Act and the Rules and Regulations thereunder any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare an amendment or supplement to the Prospectus that will correct such statement or omission.

3.6.
It will comply with all requirements imposed upon it by the Securities Act and the Exchange Act, by the rules and regulations of the SEC promulgated thereunder and by all securities laws and regulations of those states in which an exemption has been obtained or qualification of the Shares has been effected, to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Prospectus.

3.7.
The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, filing and printing of the Registration Statement as originally filed and of each amendment thereto, (b) the preparation, printing and delivery to the Dealer Manager of this Agreement, the Selected Dealer Agreement and such other documents as may be required in connection with the offer, sale, issuance and delivery of the Shares, (c) the fees and disbursements of the Company’s counsel, accountants and other advisors, (d) the fees and expenses related to the review of the terms and fairness of the Offering by FINRA, (e) the fees and expenses related to the registration and qualification of the Shares under federal and state securities laws, including the fees and disbursements of counsel in connection with the preparation of any Blue Sky survey and any supplement thereto, (f) the printing and delivery to the Dealer Manager of copies of any Preliminary Prospectus and the Prospectus, including any amendments and supplements thereto, (g) the fees and expenses of any registrar, transfer agent or escrow agent in connection with the Shares and (h) the costs and expenses of the Company relating to the preparation and printing of any Authorized Sales Materials and Company-approved investor presentations undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with presentations with the prior approval of the Company and travel and lodging expenses of the representatives of the Company and any such consultants.

3.8.	It will disclose a per share estimated value of the Shares and related information in accordance with the applicable requirements of FINRA Rule 2310(b)(5).

4.	Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company that:

4.1.
In connection with the Dealer Manager’s participation in the offer and sale of Shares (including, without limitation, any resales and transfers of Shares), the Dealer Manager will comply, and in its agreements with Dealers will require that the Dealers comply, with all requirements and obligations imposed upon any of them by (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, including the obligation to deliver a copy of the Prospectus as amended or supplemented; (b) all applicable state securities laws and regulations as from time to time in effect; (c) the applicable rules of FINRA, including, but not in any way limited to, FINRA Rule 2121, FINRA Rule 2310 and FINRA Rule 5141; (d) all applicable rules and regulations relating to the suitability of the investors, including, without limitation, the provisions of Articles III.C and III.E of the Statement of Policy regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (“NASAA Guidelines”); (e) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer Manager pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001 and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; and (f) this Agreement and the Prospectus as amended and supplemented.

4.2.
The Dealer Manager will not offer the Shares, and in its agreements with Dealers will require that the Dealers not offer Shares, in any jurisdiction unless and until (a) the Dealer Manager has been advised by the Company in writing that the Shares are either registered in accordance with, or exempt from, the securities laws of such jurisdiction and (b) the Dealer Manager and any Dealer offering Shares in such jurisdiction have all required licenses and registrations to offer Shares in that jurisdiction.

4.3.
The Dealer Manager will make, and in its agreements with Dealers will require that Dealers make, no representations concerning the Offering except as set forth in the Prospectus as amended and supplemented and in the Authorized Sales Materials.

4.4.
The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualification and suitability standards set forth in the Prospectus as amended and supplemented or in any suitability letter or memorandum sent to the Dealer Manager by the Company. The Dealer Manager further agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever and no commission will be paid to the Dealer Manager with respect to the portion of any subscription that is rejected.

The Dealer Manager shall maintain, or in its agreements with Dealers shall require the Dealers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions, including initial enrollments and increased participations in the DRP).

In making these determinations as to financial qualification and suitability, the Dealer Manager may rely on representations from (i) investment advisers who are not affiliated with a Dealer or (ii) banks acting as trustees or fiduciaries. With respect to the Dealer Manager’s obligation to maintain records of an investor’s financial qualification and suitability, the Company agrees that the Dealer Manager can satisfy its obligations by contractually requiring such information to be maintained by the investment advisers or banks discussed in the preceding sentence.

4.5.
Except for Authorized Sales Materials, the Company has not authorized the use of any supplemental literature or sales material in connection with the Offering and the Dealer Manager agrees not to use any such material that has not been authorized by the Company. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any person unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction.

4.6.
The Dealer Manager agrees to be bound by the terms of the Amended and Restated Escrow Agreement dated March 18, 2016, among UMB Bank, N.A., as escrow agent, the Dealer Manager and the Company, a copy of which is attached hereto as Exhibit B, and the Dealer Manager further agrees that it will not represent or imply that UMB Bank, N.A., as the escrow agent identified in the Prospectus, has investigated the desirability or advisability of an investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will the Dealer Manager use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

4.7.
The Dealer Manager will provide the Company with such information relating to the offer and sale of the Shares by it as the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws.

4.8.	The Dealer Manager will permit a Dealer to participate in the Offering only if such Dealer is a member of FINRA.

5.	Obligations and Compensation of Dealer Manager.

5.1.
The Company hereby appoints the Dealer Manager as its agent and principal distributor during the Offering Period (as defined in Section 5.2) for the purpose of finding, on a best-efforts basis, purchasers for the Shares for cash through the distribution channels contemplated herein and as set forth in the Prospectus. The Dealer Manager may also arrange for the sale of Shares for cash directly to clients and customers identified by the Company on the terms and conditions stated herein and in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to find purchasers for the Shares on said terms and conditions.

5.2.
The “Offering Period” shall mean that period during which Shares may be offered for sale, commencing on the Effective Date of the Registration Statement (but in no event prior to the Effective Date of the Registration Statement), during which period offers and sales of the Shares shall occur continuously in the jurisdictions in which the Shares are registered or qualified or exempt from registration (as confirmed in writing by the Company to the Dealer Manager) unless and until the Offering is terminated, provided that the Dealer Manager and the Dealers will suspend or terminate offering Shares upon request of the Company at any time and will resume offering Shares upon subsequent request of the Company. The Offering Period shall in all events terminate upon the sale of all of the Shares. Upon termination of the Offering Period, the Dealer Manager’s agency and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Company except as set forth in this Agreement.

5.3.
Except as may be provided in the “Plan of Distribution” section of the
Prospectus, which may be amended and supplemented from time to time, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions plus a dealer manager fee as follows:

	Selling Commissions
Distribution Channel	Primary Offering Shares	DRP Shares
Class A Shares
Sales through a Dealer earning transaction-based compensation	6.5%*	0.0%
Sales through all other distribution channels as described in the Prospectus	0.0%	0.0%
Class T Shares
Sales through a Dealer earning transaction-based compensation	3.0%*	0.0%
* Except as set forth herein or in the “Plan of Distribution” section of the Prospectus (as amended and supplemented), the Dealer Manager will reallow all of its selling commissions attributable to a Dealer.

	Dealer Manager Fee
Distribution Channel	Primary Offering Shares	DRP Shares
Class A Shares
Sales through a Dealer earning transaction-based compensation	2.0%*	0.0%
Sales through all other distribution channels as described in the Prospectus	2.0%*	0.0%
Class T Shares
Sales through a Dealer earning transaction-based compensation	2.0%*	0.0%
* Upon the terms set forth herein or in the Prospectus (as amended and supplemented), the Dealer Manager may agree to reallow to any Dealer a portion of its dealer manager fee pursuant to a separate marketing fee agreement.
Upon the terms set forth in the Prospectus, reduced selling commissions and dealer manager fees will be paid to the Dealer Manager and reduced per share selling prices shall be recovered on large transactions of Class A shares in accordance with the following table (based on the initial primary offering price of $10.39 per Class A share), which may be amended and supplemented by the Prospectus:

Dollar Volume Class A Shares Purchased			Sales Commissions (Based on $10.39 Price Per Share)	Dealer Manager Fee (Based on $10.39 Price Per Share)	Price Per Share to Investor
$0	to	$1,000,000	6.5%	2.0%	$10.390
$1,000,001	to	$2,000,000	5.5%	2.0%	$10.286
$2,000,001	to	$3,000,000	4.5%	2.0%	$10.182
$3,000,001	to	$4,000,000	3.5%	1.5%	$10.026
$4,000,001	to	$10,000,000	2.0%	1.5%	$9.871
$10,000,001	and above		1.0%	1.0%	$9.715
The reduced selling price, selling commission and dealer manager fee will apply to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.39. For example, a purchase of 250,000 Class A shares in a single transaction would result in a purchase price of $2,545,500 ($10.182 per share), selling commissions of $116,888 and dealer manager fees of $51,950.
Upon the terms set forth in the Prospectus, reduced dealer manager fees will be paid to the Dealer Manager and reduced per share selling prices shall be recovered on volume sales of Class A shares sold net of selling commissions in accordance with the following table, which may be amended and supplemented by the Prospectus:

Volume Discount Table for Purchases of Class A Shares Made Net of Selling Commissions
Dollar Volume Class A Shares Purchased			Dealer Manager Fee (Based on $10.39 Price Per Share)	Price Per Share to Investor*
$3,000,001	to	$10,000,000	1.5%	$9.663
$10,000,001	and above		1.0%	$9.611
*Price per Class A share to investor assumes an initial undiscounted purchase price of $10.39; the dealer manager fee is calculated based on the $10.39 undiscounted offering price.

Upon the terms set forth in the Prospectus, reduced selling commissions and dealer manager fees will be paid to the Dealer Manager and reduced per share selling prices shall be recovered on large transactions of Class T shares in accordance with the following table (based on the initial primary offering price of $10.00 per Class T share), which may be amended and supplemented by the Prospectus:

Dollar Volume Class T Shares Purchased			Sales Commissions (Based on $10.00 Price Per Share)	Dealer Manager Fee (Based on $10.00 Price Per Share)	Price Per Share to Investor
$0	to	$1,000,000	3.0%	2.0%	$10.00
$1,000,001	to	$2,000,000	2.0%	2.0%	$9.90
$2,000,001	to	$3,000,000	1.5%	2.0%	$9.85
$3,000,001	to	$4,000,000	1.0%	1.5%	$9.75
$4,000,001	to	$10,000,000	0.5%	1.5%	$9.70
$10,000,001	and above		0.5%	1.0%	$9.65
The reduced selling price, selling commission and dealer manager fee will apply to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 Class T shares in a single transaction would result in a purchase price of $2,462,500 ($9.85 per share), selling commissions of $37,500 and dealer manager fees of $50,000.
Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended and supplemented from time to time, the Company agrees that it will pay to the Dealer Manager an annual stockholder servicing fee (the “Servicing Fee”) with respect to the Class T shares sold in the Primary Offering during the term of this Agreement; provided, however, that such Servicing Fee shall be paid to the Dealer Manager solely to the extent that (a) the Dealer who sold the Class T shares giving rise to such Servicing Fees is the broker-dealer of record with respect to such Class T shares, has signed a Selected Dealer Agreement providing for the reallowance of such Servicing Fee and is in compliance with the applicable terms of such Selected Dealer Agreement related to such reallowance, or (b) a subsequent broker-dealer has been designated as the broker-dealer of record for such Class T shares (the “Servicing Dealer”), has signed a Selected Dealer Agreement or similar agreement with the Dealer Manager (a “Servicing Agreement”) providing for the reallowance of such Servicing Fee and is in compliance with the applicable terms of such Selected Dealer Agreement or Servicing Agreement related to such reallowance, all in accordance with the terms of such agreements. To the extent payable, the

Servicing Fee of 1.0% of the undiscounted purchase price per share for the Class T shares will accrue daily in an amount equal to 1/365th of 1.0% of the undiscounted purchase price of the Class T shares. The Company will pay the Servicing Fee to the Dealer Manager monthly in arrears.

The Dealer Manager will reallow the Servicing Fee to the Dealers who sold the Class T shares giving rise to such Servicing Fees in accordance with the terms of the Selected Dealer Agreement with such Dealer; provided, however, that upon the date when the Dealer Manager is notified that the Dealer who sold the Class T shares giving rise to the Servicing Fee is no longer the broker-dealer of record with respect to such Class T shares or is otherwise not in compliance with the applicable terms of such Selected Dealer Agreement related to such reallowance, then such Dealer’s entitlement to the Servicing Fees related to such Class T shares shall cease, and beginning on such date, such Servicing Fees may be reallowed to the then-current Servicing Dealer, if any, to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or Servicing Agreement, such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Company will not pay the Servicing Fee with respect to Class A shares, and will not pay the Servicing Fee with respect to Class T shares issued pursuant to the DRP or issued as a stock dividend.

In addition to the limitations described above, the Servicing Fee will cease to accrue with respect to the Class T shares sold in the Primary Offering upon the occurrence of any of the following events (i) the date at which aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the Primary Offering as calculated by the Company with the assistance of the Dealer Manager after the termination of the Primary Offering, (ii) with respect to a particular Class T share, the fourth anniversary of the issuance of such Class T share, (iii) a listing of the Company’s common stock on a national securities exchange, (iv) a merger or other extraordinary transaction in which the Company is a party, and (v) the date the Class T share associated with the Servicing Fee is no longer outstanding, such as upon its redemption or the Company’s dissolution. Underwriting compensation includes the selling commissions, dealer manager fee, and Servicing Fee being paid in connection with this Offering as well as other items of value paid in connection with this Offering that are viewed by FINRA as underwriting compensation.

The Advisor and/or the Company will also reimburse the Dealer Manager for all items of underwriter compensation referenced in the Prospectus to the extent the Prospectus indicates that they will be paid by the Advisor or the Company, as applicable. The Company shall also pay directly or reimburse the Dealer Manager for bona fide invoiced due diligence expenses of the Dealers and non-participating broker-dealers as described in the Prospectus. Notwithstanding anything contained herein to the contrary, no reimbursements made by the

Company hereunder shall cause total organization and offering expenses to exceed 15% of gross proceeds from the Offering.
As described in the Prospectus, the Dealer Manager agrees to sell up to 5% of the Shares in the Primary Offering to persons identified by the Company pursuant to the Company’s “friends and family” program at a discount. The purchase price for Class A shares under this program will be at a 6.5% discount, which will initially be $9.715 per share, reflecting that selling commissions will not be payable in connection with such sales. The purchase price for Class T shares under this program will be at a 3.0% discount, which will initially be $9.70 per share, reflecting that selling commissions will not be payable in connection with such sales. The Dealer Manager agrees to work together with the Company to implement this program and to execute sales under the program according to the procedures agreed upon by the Dealer Manager and the Company.
In addition, as described in the Prospectus, the Dealer Manager may sell Shares to Dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a 6.5% discount for Class A shares or a 3.0% discount for Class T shares (at an initial purchase price of $9.715 or $9.70 per share for the Class A and Class T shares, respectively, based on the initial primary offering price of $10.39 and $10.00 per share, respectively), reflecting that selling commissions will not be payable in connection with such sales in consideration of the services rendered by such Dealers and representatives in the Offering. For purposes of this discount, a family member includes such person’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law.
Notwithstanding the foregoing, no commissions, payments or amounts whatsoever will be paid to the Dealer Manager under this Section 5.3 unless or until the Company has accepted the respective subscription in accordance with the terms of the subscription agreement. Further, until $2.0 million (the “Arizona Minimum”) has been raised in the Offering, excluding Massachusetts and Pennsylvania investors, investments from Arizona investors will be held in a segregated account held by the escrow agent and no commissions, payments or amounts whatsoever will be paid thereon to the Dealer Manager under this Section 5.3 unless and until the Arizona Minimum has been reached, and then only with respect to such investments from Arizona investors as are released to the Company from such escrow. If the Arizona Minimum is not obtained within the time period specified in the Prospectus, the investments from Arizona investors will be returned in accordance with the Prospectus.
Further, until $75.0 million (the “Massachusetts and Pennsylvania Minimum”) has been raised in the Offering or in a separate private offering of the Company’s common stock, investments from Massachusetts and Pennsylvania investors will be held in a segregated account held by the escrow agent and no commissions, payments or amounts whatsoever will be paid thereon to the Dealer Manager under this Section 5.3 unless and until the Massachusetts and Pennsylvania Minimum has been reached, and then only with respect to such investments from

Massachusetts and Pennsylvania investors as are released to the Company from such escrow. If the Massachusetts and Pennsylvania Minimum is not obtained within the time period specified in the Prospectus, the investments from Massachusetts and Pennsylvania investors will be returned or held for subsequent escrow periods in accordance with the Prospectus.
The Company will not be liable or responsible to any Dealer for direct payment of commissions or any reallowance of the dealer manager fee or Servicing Fee to such Dealer; it is the sole and exclusive responsibility of the Dealer Manager for payment of commissions and any such reallowances to Dealers. Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor.

6.	Indemnification.

6.1.
To the extent permitted by the Company’s charter and the provisions of Article II.G of the NASAA Guidelines, and subject to the limitations below, the Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (iii) in any Authorized Sales Materials, or (b) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 6.1, the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with the Loss, expense or action.
The foregoing indemnity agreement of this Section 6.1 is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer Manager or the Dealer prior to such acceptance.

6.2.
The Dealer Manager will indemnify and hold harmless the Company, its officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of "broker-

dealer use only" materials with members of the public by the Dealer Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

6.3.
Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, each of their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealer specifically for use with reference to the Dealer in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of "broker-dealer use only" materials with members of the public by the Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Dealer; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act of 2001; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Dealer may otherwise have.

6.4.
Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 6.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

6.5.
The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

7.	Survival of Provisions.

7.1.
The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company and (b) the acceptance of any payment for the Shares.

7.2.
The respective agreements and obligations of the Company and the Dealer Manager set forth in Sections 3.7, 4.1, 4.4, 4.6, 4.7, 5.3, 6 through 10 and 12 through 13 of this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, (b) the acceptance of any payment for the Shares and (c) the termination of this Agreement.

8.	Applicable Law and Invalid Provision.

8.1.
This Agreement shall be governed by the laws of the State of Maryland; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 8.1, but rather by the applicable federal or state securities law.

8.2.
The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

9.
Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

10.	Successors and Assigns.

10.1.
This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors and permitted assigns. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1, 3 and 6 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

10.2.	No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party.

11.	Amendments. This Agreement may only be amended by the written agreement of the Dealer Manager and the Company, except as set forth in Section 5 hereof.

12.	Term.

12.1.
Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. If not sooner terminated, the Dealer Manager’s agency and this Agreement shall terminate upon termination of the Offering Period without obligation on the part of the Dealer Manager or the Company, except as set forth in this Agreement. Upon termination of this Agreement, (a) the Company shall pay to the Dealer Manager all accrued amounts payable under Section 5 hereof at such time as such amounts become payable and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering and that are not designated as “dealer” copies.

12.2.
The term of this Agreement shall be extended to cover offerings of shares of the Company’s common stock pursuant to the DRP which are offered pursuant to one or more additional registration statements (each, a “DRP Registration Statement”) and prospectus contained therein.  Upon the effectiveness of any such DRP Registration Statement, this Agreement shall automatically be deemed to cover the offering of such DRP shares, and the terms “Shares,” “Offering,” “Registration Statement” and “Prospectus” set forth herein shall be deemed to include the newly registered DRP shares, the DRP Registration Statement and the prospectus contained in the DRP Registration Statement, as applicable, as such DRP Registration Statement and prospectus may be amended or supplemented from time to time.

13.
Customer Complaints. Each party herby agrees to promptly provide to the other party copies of any written or otherwise documented complaints from customers of the Dealer Manager or any Dealer received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by the Dealer Manager or the Dealer).

14.
No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as in association with or in partnership with the Company; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended or supplemented and in this Agreement.

15.	Submission of Orders.

15.1.
Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to the Company, except with respect to Arizona, Massachusetts and Pennsylvania investors. Checks from Arizona investors must be made payable to “UMB Bank, N.A., as escrow agent for KBS Growth & Income REIT, Inc.” until the Arizona Minimum has been achieved. Checks from Massachusetts and Pennsylvania investors must be made payable to “UMB Bank, N.A., as escrow agent for KBS Growth & Income REIT, Inc.” until the Massachusetts and Pennsylvania Minimum has been achieved. The Dealer Manager, any agent of the Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager, any agent of the Dealer Manager or a Dealer that conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 15.

15.2.
Where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by the end of the next business day following receipt by the Dealer for deposit to the Company or its agent, except for investments from Arizona, Massachusetts and Pennsylvania investors. The Dealer will transmit checks from Arizona investors for deposit to the escrow agent for the Company or, after the Arizona Minimum has been achieved, to the Company or its agent. The Dealer will transmit checks from Massachusetts and Pennsylvania investors for deposit to the escrow agent for the Company or, after the Massachusetts and Pennsylvania Minimum has been achieved, to the Company or its agent.

15.3.
Where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks for deposit to the Company or its agent, except for investments from Arizona, Massachusetts and Pennsylvania investors. The Final Review Office will transmit checks from Arizona investors for deposit to the escrow agent for the Company or, after the Arizona Minimum has been achieved, to the Company or its agent. The Final Review Office will transmit checks from Massachusetts and Pennsylvania investors for deposit to the escrow agent for the Company or, after the Massachusetts and Pennsylvania Minimum has been achieved, to the Company or its agent.

15.4.
Where the Dealer Manager (or its agent) receives investor proceeds, checks will be transmitted by the Dealer Manager (or its agent) for deposit to the Company or its agent (except for investments from Arizona, Massachusetts and Pennsylvania investors) as soon as practicable but in any event by the end of the second business day following receipt by the Dealer Manager (or its agent). The Dealer Manager (or its agent) will transmit checks from Arizona investors for deposit to the escrow agent for the Company or, after the Arizona Minimum has been achieved, to the Company or its agent. The Dealer Manager (or its agent) will transmit checks from Massachusetts and Pennsylvania investors for deposit to the escrow agent for the Company or, after the Massachusetts and Pennsylvania Minimum has been achieved, to the Company or its agent. Checks of rejected potential investors will be promptly returned to such potential investors.

15.5.
Notwithstanding the above, the Dealer Manager may authorize certain Dealers that are “$250,000 broker-dealers” to instruct their customers to make their checks for Shares subscribed for payable directly to the Dealer or authorize a debit from the customer’s account maintained with the Dealer for the amount of shares subscribed for by the customer. In such case, the Dealer will collect the proceeds of the subscribers’ checks and debits and wire funds to the Company or, if instructed by the Dealer Manager, issue a check for the aggregate amount of the subscription proceeds made payable to “KBS Growth & Income REIT, Inc.” (except for investments from Arizona, Massachusetts and Pennsylvania investors). For Arizona investors, the Dealer will collect the proceeds of the subscribers’ checks and debits and wire funds to the escrow agent or, if instructed by the Dealer Manager, issue a check for the aggregate amount of the subscription proceeds made payable to “UMB Bank, N.A., as escrow agent for KBS Growth & Income REIT, Inc.” or, after the Arizona Minimum has been achieved, the Dealer will collect the proceeds of the subscribers’ checks and debits and wire funds to the Company or, if instructed by the Dealer Manager, issue a check for the aggregate amount of the subscription proceeds made payable to “KBS Growth & Income REIT, Inc.” For Massachusetts and Pennsylvania investors, the Dealer will collect the proceeds of the subscribers’ checks and debits and wire funds to the escrow agent or, if instructed by the Dealer Manager, issue a check for the aggregate amount of the subscription proceeds made payable to “UMB Bank, N.A., as escrow agent for KBS Growth & Income REIT, Inc.” or, after the Massachusetts and Pennsylvania Minimum has been achieved, the Dealer will collect the proceeds of the subscribers’ checks and debits and wire funds to the Company or, if instructed by the Dealer Manager, issue a check for the aggregate amount of the subscription proceeds made payable to “KBS Growth & Income REIT, Inc.” The procedures for the transmittal of checks and wiring of funds of $250,000 broker-dealers will be set forth in the agreements between the $250,000 broker-dealer and the Dealer Manager.

[signature page follows]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

KBS GROWTH & INCOME REIT, INC.

By:    /s/ Jeffrey K. Waldvogel
Name: Jeffrey K. Waldvogel
Title: Chief Financial Officer

Accepted and agreed as of the
date first above written.

KBS CAPITAL MARKETS GROUP LLC

By:    /s/ Hans Henselman
Name: Hans Henselman
Title: Chief Operating Officer, Chief Compliance Officer

KBS GROWTH & INCOME REIT, INC.

Up to $2,300,000,000 in Shares of Class A and Class T shares of Common Stock

FORM OF SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

KBS Capital Markets Group LLC, as the dealer manager (the “Dealer Manager”) for KBS Growth & Income REIT, Inc. (the “Company”), a Maryland corporation, invites you (the “Dealer”) to participate in the distribution of Class A shares and Class T shares of common stock (the “Shares”) of the Company subject to the following terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Dealer Manager Agreement between the Dealer Manager and the Company, dated [_______ __, 2016], in the form attached hereto as Exhibit A (the “Dealer Manager Agreement”).

I.	Dealer Manager Agreement
By your acceptance of this Agreement, you will become one of the Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the provisions contained in such Dealer Manager Agreement related to the Dealers, including the representations and warranties of the Company contained in Section 1 of the Dealer Manager Agreement and the indemnification provisions contained in Section 6 of the Dealer Manager Agreement, including specifically the provisions of such Dealer Manager Agreement (Section 6.3) wherein each Dealer severally agrees to indemnify and hold harmless the Company, the Dealer Manager and each their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each person who signed the Registration Statement and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 the Securities Act of 1933, as amended (the “Securities Act”). The indemnification agreements contained in Section 6 of the Dealer Manager Agreement shall survive the termination of this Agreement and the Dealer Manager Agreement.

II.	Submission of Orders
Those persons who purchase Shares will be instructed by the Dealer to make their checks payable to the Company, except with respect to Arizona, Massachusetts and Pennsylvania investors. Checks from Arizona investors must be made payable to “UMB Bank, N.A., as escrow agent for KBS Growth & Income REIT, Inc.” until the Arizona Minimum has been achieved. Checks from Massachusetts and Pennsylvania investors must be made payable to “UMB Bank, N.A., as escrow agent for KBS Growth & Income REIT, Inc.” until the Massachusetts and Pennsylvania Minimum has been achieved. The Dealer will return any check it receives not conforming to the foregoing instructions directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer that conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:
Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by the end of the next business day following receipt by the Dealer for deposit to the Company or its agent, except for investments from Arizona, Massachusetts and Pennsylvania investors. The Dealer will transmit checks from Arizona investors for deposit to the escrow agent for the Company or, after the Arizona Minimum has been achieved, to the Company or its agent. The Dealer will transmit checks from Massachusetts and Pennsylvania investors for deposit to the escrow agent for the Company or, after the Massachusetts and Pennsylvania Minimum has been achieved, to the Company or its agent.
Where, pursuant to the Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office transmit such checks for deposit to the Company or its agent, except for investments from Arizona, Massachusetts and Pennsylvania investors. The Final Review Office will transmit checks from Arizona investors for deposit to the escrow agent for the Company or, after the Arizona Minimum has been achieved, to the Company or its agent. The Final Review Office will transmit checks from Massachusetts and Pennsylvania investors for deposit to the escrow agent for the Company or, after the Massachusetts and Pennsylvania Minimum has been achieved, to the Company or its agent.

III.	Pricing
Except as otherwise provided in the “Plan of Distribution” section of the Prospectus (as amended and supplemented), the Shares are to be sold at an initial per Share cash price as follows:

Distribution Channel	Primary Offering Shares	DRP Shares
Class A shares
Sales through a Dealer earning transaction-based compensation	$10.39	$9.88
Sales through all other distribution channels as described in the Prospectus	$9.715	$9.88
Class T shares
Sales through a Dealer earning transaction-based compensation	$10.00	$9.50

Upon the terms set forth in the Prospectus, pursuant to the Company’s volume discount program, Class A shares shall be sold at reduced prices in accordance with the following table (based on the initial primary offering price of $10.39 per Class A share), which may be amended and supplemented by the Prospectus:

Dollar Volume Class A Shares Purchased			Price Per Share to Investor
$0	to	$1,000,000	$10.390
$1,000,001	to	$2,000,000	$10.286
$2,000,001	to	$3,000,000	$10.182
$3,000,001	to	$4,000,000	$10.026
$4,000,001	to	$10,000,000	$9.871
$10,000,001	and above		$9.715
The reduced selling price (and the applicable selling commission and dealer manager fee under the volume discount program) will apply to the entire purchase. For example, a purchase of 250,000 Class A shares in a single transaction would result in a purchase price of $2,545,500 ($10.182 per share).
Upon the terms set forth in the Prospectus, reduced dealer manager fees will be paid to the Dealer Manager and reduced per share selling prices shall be recovered on volume sales of Class A shares sold net of selling commissions in accordance with the following table, which may be amended and supplemented by the Prospectus:

Volume Discount Table for Purchases of Class A Shares Made Net of Selling Commissions
Dollar Volume Class A Shares Purchased			Dealer Manager Fee (Based on $10.39 Price Per Share)	Price Per Share to Investor*
$3,000,001	To	$10,000,000	1.5%	$9.663
$10,000,001	and above		1.0%	$9.611
*Price per Class A share to investor assumes an initial undiscounted purchase price of $10.39; the dealer manager fee is calculated based on the $10.39 undiscounted offering price.

In addition, as described in the Prospectus, the Dealer Manager may sell Shares to the Dealer, its retirement plans, its representatives and the family members, IRAs and the qualified plans of its representatives at a 6.5% discount for Class A shares or a 3.0% discount for Class T shares, at an initial purchase price of $9.715 or $9.70 per share for the Class A and Class T shares, respectively, based on the initial primary offering price of $10.39 and $10.00 per share, respectively, reflecting that selling commissions will not be payable in connection with such sales in consideration of the services rendered by the Dealer and its representatives in the Offering. For purposes of this discount, a family member includes such person’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law.
Upon the terms set forth in the Prospectus, pursuant to the Company’s volume discount program, Class T shares shall be sold at reduced prices in accordance with the following table (based on the initial primary offering price of $10.00 per Class T share), which may be amended and supplemented by the Prospectus:

Dollar Volume Class T Shares Purchased			Price Per Share to Investor
$0	to	$1,000,000	$10.00
$1,000,001	to	$2,000,000	$9.90
$2,000,001	to	$3,000,000	$9.85
$3,000,001	to	$4,000,000	$9.75
$4,000,001	to	$10,000,000	$9.70
$10,000,001	and above		$9.65
The reduced selling price (and the applicable selling commission and dealer manager fee under the volume discount program) will apply to the entire purchase. For example, a purchase of 250,000 Class T shares in a single transaction would result in a purchase price of $2,462,500 ($9.85 per share).

IV.	Dealer’s Compensation
Except for discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus (as amended and supplemented), the Dealer’s selling commission applicable to the public offering price of the Shares sold by the Dealer, which it is authorized to sell hereunder, is as follows:

	Selling Commissions
Distribution Channel	Primary Offering Shares	DRP
Class A shares
Sales through a Dealer earning transaction-based compensation	6.5%	0.0%
Sales through all other distribution channels as discussed in the Prospectus	0.0%	0.0%
Class T shares
Sales through a Dealer earning transaction-based compensation	3.0%	0.0%
The preceding commission (for the Dealer distribution channel) shall be adjusted for sales of Class A shares under the volume discount program in accordance with the following table (based on the initial primary offering price of $10.39 per Class A share), which may be amended and supplemented by the Prospectus:

Dollar Volume Class A Shares Purchased			Sales Commissions (Based on $10.39 Price Per Share)	Dealer Manager Fee (Based on $10.39 Price Per Share)
$0	to	$1,000,000	6.5%	2.0%
$1,000,001	to	$2,000,000	5.5%	2.0%
$2,000,001	to	$3,000,000	4.5%	2.0%
$3,000,001	to	$4,000,000	3.5%	1.5%
$4,000,001	to	$10,000,000	2.0%	1.5%
$10,000,001	and above		1.0%	1.0%

The reduced selling commission and dealer manager fee will apply to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.39. For example, a purchase of 250,000 Class A shares in a single transaction would result in selling commissions of $116,888 and dealer manager fees of $51,950.

Further, the preceding commission (for the Dealer distribution channel) shall be adjusted for sales of Class T shares under the volume discount program in accordance with the following table (based on the initial primary offering price of $10.00 per Class T share), which may be amended and supplemented by the Prospectus:

Dollar Volume Class T Shares Purchased			Sales Commissions (Based on $10.00 Price Per Share)	Dealer Manager Fee (Based on $10.00 Price Per Share)
$0	to	$1,000,000	3.0%	2.0%
$1,000,001	to	$2,000,000	2.0%	2.0%
$2,000,001	to	$3,000,000	1.5%	2.0%
$3,000,001	to	$4,000,000	1.0%	1.5%
$4,000,001	to	$10,000,000	0.5%	1.5%
$10,000,001	and above		0.5%	1.0%
The reduced selling commission and dealer manager fee will apply to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 Class T shares in a single transaction would result in selling commissions of $37,500 and dealer manager fees of $50,000.
All selling commissions shall be based on Shares sold by Dealer and accepted and confirmed by the Company, which commission will be paid by the Dealer Manager. For these purposes, a “sale of Shares” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section II hereof, the Company has accepted the subscription agreement of such subscriber, the Arizona Minimum or Massachusetts and Pennsylvania Minimum, as applicable, has been achieved, and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer affirms that the Dealer Manager’s liability for commissions payable and any reallowance of the dealer manager fee or Servicing Fee as described below is limited solely to the proceeds of commissions, dealer manager fee or Servicing Fee, as applicable, receivable from the Company and the Dealer hereby waives any and all rights to receive payment of commissions or any reallowance of dealer manager fee or Servicing Fee, as applicable, due until such time as the Dealer Manager is in receipt of the commission, dealer manager fee or Servicing Fee, as applicable, from the Company.
In addition, upon the terms set forth herein or in the Prospectus (as amended and supplemented), the Dealer Manager may agree to reallow to any Dealer a portion of its dealer manager fee pursuant to a separate marketing fee agreement. For volume discount sales of Class A shares and Class T shares of $3,000,001 or more, the dealer manager fee is reduced as set forth above. The amount of the dealer manager fee reallowed to a Dealer in that instance will be negotiated on a transaction by transaction basis. The Dealer Manager or, in certain cases at the option of the Company, the Company, will pay or reimburse bona fide invoiced due diligence expenses of Dealer unless such payment would cause the aggregate of such reimbursements to Dealer and other broker-dealers, together with all other organization and offering expenses, to exceed 15% of the Company’s gross proceeds from the Offering.

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended and supplemented from time to time, to the extent Schedule I to this Agreement provides for the reallowance to the Dealer of the Servicing Fee with respect to the Class T shares sold in the Primary Offering by the Dealer, the Dealer Manager will reallow all of such Servicing Fee to the Dealer in accordance with the terms and conditions set forth on Schedule I; provided, however, that any such entitlement to the Servicing Fees related to such Class T shares shall cease upon the date when the Dealer Manager is notified that the Dealer is no longer the broker-dealer of record with respect to such Class T shares or is otherwise not in compliance with the applicable terms of such Dealer’s Selected Dealer Agreement related to such reallowance, and beginning on such date, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class T shares, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the applicable terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer is not entitled to any Servicing Fee with respect to Class A shares, or with respect to Class T shares issued pursuant to the DRP or issued as a stock dividend.

The Servicing Fee will cease to accrue with respect to the Class T shares sold in the Primary Offering upon the occurrence of any of the following events (i) the date at which aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the Primary Offering as calculated by the Company with the assistance of the Dealer Manager after the termination of the Primary Offering, (ii) with respect to a particular Class T share, the fourth anniversary of the issuance of such Class T share, (iii) a listing of the Company’s common stock on a national securities exchange, (iv) a merger or other extraordinary transaction in which the Company is a party, and (v) the date the Class T share associated with the Servicing Fee is no longer outstanding, such as upon its redemption or the Company’s dissolution. Underwriting compensation includes the selling commissions, dealer manager fee, and Servicing Fee being paid in connection with this Offering as well as other items of value paid in connection with this Offering that are viewed by FINRA as underwriting compensation.

The parties hereby agree that the foregoing commission and any reallowed dealer manager fee or Servicing Fee is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Dealer’s interest in the Offering is limited to such commission and any reallowance of the dealer manager fee or Servicing Fee, as applicable, from the Dealer Manager and Dealer’s indemnity referred to in Section 6 of the Dealer Manager Agreement and that the Company is not liable or responsible for the direct payment of such commission or reallowance of the dealer manager fee or Servicing Fee to the Dealer.

V.	Payment
Payment of selling commissions or any reallowance of a portion of the dealer manager fee or Servicing Fee will be made by the Dealer Manager (or by the Company as provided in the Dealer Manager Agreement) to the Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments, dealer manager fee or Servicing Fee, as applicable, from the Company. Dealer acknowledges that, if the Company pays selling commissions, dealer manager fees or Servicing Fees, as applicable, to the Dealer Manager, the Company is relieved of any obligation for selling commissions, dealer manager fees or Servicing Fees, as applicable, to the Dealer. The Company may rely on and use the preceding acknowledgment as a defense against any claim by the Dealer for selling commissions, dealer manager fees or Servicing Fees, as applicable, the Company pays to Dealer Manager but that Dealer Manager fails to remit to the Dealer.

VI.	Right to Reject Orders or Cancel Sales
All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company. The Dealer agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever, and no commission will be paid to the Dealer with respect to the portion of any subscription that is rejected. Orders not accompanied by a subscription agreement with the signature page and the required check in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order within 30 days thereafter and, failing to do so, the Dealer Manager shall have the right to offset amounts owed against future commissions due and otherwise payable to the Dealer.

VII.	Covenants of the Dealer
Dealer covenants and agrees with the Dealer Manager and the Company that:

7.1	Dealer will use its best efforts to sell the Shares for cash on the terms and conditions set forth in this Agreement and the Prospectus as amended and supplemented.

7.2
In connection with the Dealer’s participation in the offer and sale of Shares (including, without limitation, all initial and additional subscriptions for Shares and any resales and transfers of Shares), the Dealer will comply with all requirements and obligations imposed upon it by (a) the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated under both such acts; (b) all applicable state securities laws and regulations as from time to time in effect; (c) the applicable rules of FINRA, including, but not in any way limited to, FINRA Rule 2040, FINRA Rule 2121, FINRA Rule 2310 and FINRA Rule 5141; (d) all applicable rules and regulations relating to the suitability of investors, including, without limitation, the provisions of Articles III.C. and III.E of the Statement of Policy regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”); (e) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act of 2001, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; and (f) this Agreement and the Prospectus as amended and supplemented.

7.3
The Dealer will not offer Shares in any jurisdiction unless and until (a) the Dealer has been advised in writing by the Company or the Dealer Manager that the Shares are either registered in accordance with, or exempt from, the securities laws of such jurisdiction and (b) the Dealer has all required licenses and registrations to offer shares in that jurisdiction.

7.4
The Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRP) only to persons who meet the financial qualifications and suitability standards set forth in the Prospectus as amended or supplemented or in any suitability letter or memorandum sent to the Dealer by the Company or the Dealer Manager. Nothing contained in this section shall be construed to relieve the Dealer of the Dealer’s suitability obligations under FINRA Rule 2111 or FINRA Rule

2310. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and his or her signature on a subscription agreement.

7.5
The Dealer agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of FINRA and (c) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. The Dealer further agrees to make the Suitability Records available to the Dealer Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Dealer’s receipt of a subpoena or other appropriate document request from such agency.

7.6
The Dealer will provide the Dealer Manager with such information relating to the offer and sale of the Shares by it as the Dealer Manager may from time to time reasonably request or as may be requested to enable the Dealer Manager or the Company, as the case may be, to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws and the rules and regulations thereunder.

7.7
The Dealer agrees to be bound by the terms of the Amended and Restated Escrow Agreement dated March 18, 2016, among UMB Bank, N.A., as escrow agent, the Dealer Manager and the Company (the “Escrow Agreement”), a copy of which is attached as Exhibit B to the Dealer Manager Agreement, and the Dealer further agrees that it will not represent or imply that UMB Bank, N.A., as the escrow agent identified in the Prospectus, has investigated the desirability or advisability of an investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will the Dealer use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

VIII.	Prospectus and Sales Literature
Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Shares except as set forth in the Prospectus as amended and supplemented or in the Authorized Sales Materials. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, including amendments of and supplements to the Prospectus, and any Authorized Sales Materials, for delivery to investors, and Dealer will deliver a copy of the Prospectus, including any amendments and supplements thereto, as required by the Securities Act, the

Exchange Act and the rules and regulations promulgated under both. The Dealer agrees that (a) it will deliver a copy of the Prospectus as amended and supplemented to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor and (b) it will not send or give any Authorized Sales Materials to an investor unless the Authorized Sales Materials are accompanied by or preceded by the Prospectus as amended and supplemented.
Except for the Authorized Sales Materials, the Company has not authorized the use of any supplemental literature or sales materials in connection with the Offering and the Dealer agrees not to use any material unless it has been authorized by the Company and provided to the Dealer by the Dealer Manager. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing that relates to another company supplied to it by the Company or the Dealer Manager bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company.
Dealer agrees to furnish a copy of the Prospectus (as amended and supplemented) required for compliance with the provisions of federal and state securities laws and the rules and regulations thereunder, including Rule 15c2-8 under Exchange Act. Regardless of the termination of this Agreement, Dealer will deliver a Prospectus (as amended and supplemented) in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such other period as may be required by the Exchange Act or the rules and regulations thereunder.

IX.	License and Association Membership
Dealer represents and warrants to the Company and the Dealer Manager that it is a properly registered or licensed broker-dealer, duly authorized to offer and sell Shares under federal securities laws and regulations and the securities laws and regulations of all states where it offers or sells Shares and that it is a member of FINRA in good standing. This Agreement shall automatically terminate if the Dealer ceases to be a member of FINRA in good standing or is subject to a FINRA suspension or if the Dealer’s registration or license under the Exchange Act or any state securities laws or regulations is terminated or suspended; the Dealer agrees to notify the Dealer Manager immediately if any of these events occur.

X.	Anti-Money Laundering Compliance Programs
Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that the Dealer has established and implemented an anti-money laundering and customer identification compliance program (“AML

Program”) in accordance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the Bank Secrecy Act, Title 31 U.S.C. Sections 5311-5355, as amended by the USA Patriot Act of 2001, and related regulations (31 C.F.R. Part 103), and will continue to maintain its AML Program consistent with applicable laws and regulations during the term of this Agreement.
In accordance with these applicable laws and regulations and its AML Program, Dealer agrees to verify the identity of its new customers; to maintain customer records; to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (“OFAC”) list of Specially Designated Nationals and Blocked Persons. Additionally, Dealer will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. Dealer will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. Upon request by the Dealer Manager at any time, the Dealer hereby agrees to furnish (a) a copy of its AML Program to the Dealer Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with Dealer’s most recent independent testing of its AML Program.

XI.	Effectiveness, Termination and Amendment
This Agreement shall become effective upon the execution hereof by the Dealer and the receipt of this executed Agreement by the Dealer Manager. Dealer will immediately suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. In addition to termination pursuant to Section IX, any party may terminate this Agreement by written notice, which termination shall be effective 48 hours after such notice is given. Upon the sale of all of the Shares or the termination of the Dealer Manager Agreement, this Agreement shall terminate without obligation on the part of the Dealer or the Dealer Manager, except as set forth in this Agreement. The indemnification agreements contained in Section 6 of the Dealer Manager Agreement shall survive the termination of this Agreement and the Dealer Manager Agreement, and the respective agreements and obligations of the Dealer Manager and the Dealer set forth in Sections IV, V, VI, 7.2, 7.5, 7.6, VIII and XI through XXI of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.
This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer. Any such amendment shall be deemed accepted by the Dealer upon the Dealer placing an order for the sale of Shares after it has received such notice.

XII.	Privacy Laws
The Dealer Manager and Dealer (each referred to individually in this section as a “party”) agree as follows:

12.1
Each party agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLBA”) and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

12.2
Dealer shall not disclose nonpublic personal information (as defined under the GLBA) of all customers who have opted out of such disclosures, except to service providers (when necessary and as permitted under the GLBA) or as otherwise required by applicable law;

12.3	Except as expressly permitted under the FCRA, Dealer shall not disclose any information that would be considered a “consumer report” under the FCRA; and

12.4
Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event either party expects to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XIII.	Customer Complaints
Each party agrees to promptly provide to the other party copies of any written or otherwise documented complaints from customers of the Dealer received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by the Dealer).

XIV.	Notice
All notices to the Dealer Manager shall be in writing addressed to the Dealer Manager at the address set forth below. All notices to Dealer shall be in writing addressed to the Dealer at the address specified by the Dealer at the end of this Agreement. Notices addressed to the intended recipient as described above will be duly given (a) when personally delivered or by commercial messenger, (b) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; or (c) when transmitted to Dealer, if sent by facsimile copy (provided confirmation of receipt is received by sender) or electronic transmission (e-mail) and in each case such notice is also followed contemporaneously by the method provided under either (a) or (b) above.

To the Dealer Manager:
KBS Capital Markets Group LLC
800 Newport Center Drive, Suite 700
Newport Beach, California 92660

XV.	Confidentiality
In connection with the Dealer’s due diligence review of the Offering, the Dealer (or its agent performing due diligence) may request receipt of confidential information regarding the Offering, the Company, the Company’s sponsor or the sponsor’s affiliates. The Company and the Dealer Manager will reasonably cooperate with such Dealer to accommodate such request; provided, however, any such information provided to Dealer or its agent will be subject to the terms of the confidentiality agreement attached as Appendix A to this Agreement. The parties hereto acknowledge and agree that the terms of the confidentiality agreement attached as Appendix A hereto are also intended to directly benefit the Company and KBS Capital Advisors LLC (“KBS CA”), its subsidiaries and/or affiliates (which group includes, but is not limited to, the Dealer Manager, KBS Holdings LLC (“KBS Holdings”), and investment programs sponsored by KBS Holdings and/or its respective subsidiaries and/or affiliates (whether such programs are sponsored directly or through joint ventures)), and joint venture partners of KBS Holdings and KBS CA and their affiliates, including, without limitation, Legacy Partners Residential Realty LLC, all of which are intended third-party beneficiaries of the Dealer’s obligations under the confidentiality agreement attached as Appendix A hereto and each of which has the right to enforce its terms at law or at equity, including the right to seek injunctive relief, against the Dealer.

XVI.	Confirmation
The Dealer Manager hereby acknowledges that the Dealer Manager has assumed the duty to confirm on behalf of the Dealers all orders for purchases of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA and will comply with the applicable laws of such other jurisdictions to the extent that the Dealer Manager is advised of such laws in writing by the Dealer.

XVII.	Entire Agreement
This Agreement and the exhibits hereto are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.

XVIII.	Successors and Assigns
No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon the Dealer Manager and the Dealer and their respective successors and permitted assigns.

XIX.	Arbitration, Attorney’s Fees, Jury Trial and Applicable Law
In the event of a dispute concerning any provision of this Agreement (including any provisions of the Dealer Manager Agreement incorporated into this Agreement), either party may require the dispute to be submitted to binding arbitration, conducted on a confidential basis, under the then current commercial arbitration rules of FINRA or the American Arbitration Association (at the discretion of the party requesting arbitration) in accordance with the terms of this Agreement (including the governing law provisions of this section) and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the Los Angeles FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration. Except as provided otherwise in Section 6 of the Dealer Manager Agreement, in any action or arbitration to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. Each party to this Agreement hereby waives a trial by jury in any legal action or proceeding relating to this Agreement. This Agreement shall be construed under the laws of the State of California; provided, however, that the governing law for causes of action for violations of federal or state securities law shall be governed by the applicable federal or state securities law.

XX.	Severability
The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

XXI.	Counterparts
This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

XXII.	No Partnership
Nothing in this Agreement shall be construed or interpreted to constitute the Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company or the other Dealers; instead, this Agreement shall only constitute the Dealer as a dealer authorized by the Dealer Manager to sell the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

[signature page follows]

THE DEALER MANAGER:

Attest	KBS CAPITAL MARKETS GROUP LLC

By:    ________________________    By:    ________________________
Name                        Name

________________________        ________________________
Title                        Title

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions set forth therein. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.
1.    Identity of Dealer:

Name:___________________________________________________________

Type of entity:_____________________________________________________
(corporation, partnership or proprietorship)

Organized in the State of:____________________________________________
(State)

Licensed as broker-dealer in the following States:_________________________

_________________________________________________________________

Tax I.D. #:________________________________________________________

2.    Person to receive notice pursuant to Section XIV:

Name:___________________________________________________________

Company:_________________________________________________________

Address:__________________________________________________________

City, State and Zip Code:____________________________________________

Telephone No.: ( )

Telefax No.:     ( )

E-mail Address:

AGREED TO AND ACCEPTED BY THE DEALER:

___________________________________________
(Dealer’s Firm Name)

By:________________________________________
Authorized Signature

Title:_______________________________________

SCHEDULE I

ADDENDUM TO
SELECTED DEALER AGREEMENT WITH
KBS CAPITAL MARKETS GROUP LLC
NAME OF ISSUER: KBS GROWTH & INCOME REIT, INC.
NAME OF DEALER:
SCHEDULE TO AGREEMENT DATED:
The following reflects the stockholder servicing fee as agreed upon between KBS Capital Markets Group LLC (the “Dealer Manager”) and the Dealer named above, effective as of the date written above in connection with the offering of Shares of the Issuer.

Check each applicable box below:

Dealer is authorized to sell the Company’s Class A shares of common stock:	Yes____	No____
Dealer is authorized to sell the Company’s Class T shares of common stock:	Yes____	No____

If Dealer is authorized to sell Class T shares:

Stockholder Servicing Fee Reallowance:

The terms and conditions of the stockholder servicing fee (the “Servicing Fee”) are subject to the Prospectus as may be amended or supplemented from time to time. Eligibility to receive the Servicing Fee with respect to Class T shares sold in the Primary Offering by the Dealer is conditioned upon the Dealer acting as broker-dealer of record with respect to such Class T shares and complying with the requirements set forth below, which include providing certain stockholder and account maintenance services with respect to such Class T shares:

•	Maintain all licenses with FINRA necessary to carry on the activities required by Dealer’s Selected Dealer Agreement with the Dealer Manager and this Addendum;

•	Offer to meet with the holder of the Class T shares no less than annually to provide overall guidance on the holder’s investment in the Company, including mechanics of the Company’s DRP, the Company’s share redemption plan or a tender offer, or to answer questions about the account statement or valuations;

•	Discuss with the holder of the Class T shares upon such holder’s request any questions related to the holder’s investment in the Company.

The Dealer hereby represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements and is providing the above-described services. The Dealer agrees to promptly notify the Dealer Manager if it is no longer the broker-dealer of record with respect to some or all of the Class T shares giving rise to such Servicing Fees and/or if it no longer satisfies any or all of the conditions set forth above.

Subject to the above conditions, the Dealer Manager will reallow to the Dealer a Servicing Fee of 1.0% of the undiscounted purchase price per share for the Class T shares sold by the Dealer pursuant to the Primary Offering during the term of the Selected Dealer Agreement. To the extent payable, the Servicing Fee will accrue daily in an amount equal to 1/365th of 1.0% of the undiscounted purchase price per share of the Class T shares sold by the Dealer and will be paid monthly in arrears as described in the Prospectus. Notwithstanding the foregoing, subject to the terms of the Prospectus, upon the date when the Dealer Manager is notified that the Dealer is no longer the broker-dealer of record with respect to such Class T shares or that the Dealer no longer satisfies any or all of the conditions set forth above, then such Dealer’s entitlement to the Servicing Fees related to such Class T shares shall cease, and beginning on such date, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class T shares, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer is not entitled to any Servicing Fee with respect to Class A shares, or with respect to Class T shares issued pursuant to the DRP or issued as a stock dividend.

In addition to the limitations described above, the Servicing Fee will cease to accrue with respect to the Class T shares sold in the Primary Offering by Dealer upon the occurrence of any of the following events (i) the date at which aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the Primary Offering as calculated by the Company with the assistance of the Dealer Manager after the termination of the Primary Offering, (ii) with respect to a particular Class T share, the fourth anniversary of the issuance of such Class T share, (iii) a listing of the Company’s common stock on a national securities exchange, (iv) a merger or other extraordinary transaction in which the Company is a party, and (v) the date the Class T share associated with the Servicing Fee is no longer outstanding, such as upon its redemption or the Company’s dissolution. Underwriting compensation includes the selling commissions, dealer manager fee, and Servicing Fee being paid in connection with this Offering as well as other items of value paid in connection with this Offering that are viewed by FINRA as underwriting compensation.

These amounts are in addition to the selling commissions provided for in Section IV of this Selected Dealer Agreement.

“DEALER MANAGER”

KBS CAPITAL MARKETS GROUP LLC

By:	________________________________

Name:	__________________________

Title:	__________________________

“DEALER”

____________________________________________
(Print Name of Dealer)

By:	__________________________________

Name:	____________________________

Title:	____________________________

APPENDIX A

Dealer Confidentiality Agreement

KBS Capital Advisors LLC (“KBS CA”), its subsidiaries and/or affiliates (which group includes, but is not limited to, KBS Capital Markets Group LLC (“Dealer Manager”), KBS Holdings LLC (“KBS Holdings”) and investment programs sponsored by KBS Holdings and/or its respective subsidiaries and/or affiliates (whether such programs are sponsored directly or through joint ventures)), and joint venture partners of KBS Holdings and KBS CA and their affiliates including, without limitation, Legacy Partners Residential Realty LLC (“Legacy”) (collectively, “KBS”), may disclose Confidential Information (as defined below) to Dealer and its Representatives (as defined below), in connection with their due diligence efforts in respect of one or more offerings of securities sponsored by KBS (the “Offerings”). This Appendix A constitutes part of the Selected Dealer Agreement between Dealer Manager and Dealer (the “Selected Dealer Agreement”) and sets forth the agreements and understandings among the Dealer Manager, Dealer and KBS with respect to the disclosure of Confidential Information.
1.    General. As a condition to receiving such Confidential Information, Dealer hereby agrees that it and its Representatives will: (i) hold all such Confidential Information in trust and in the strictest confidence, (ii) protect such Confidential Information from disclosure in accordance with a standard of care that shall be no less than the care such party uses to protect its own confidential information of like importance but in no event with less than reasonable care, (iii) treat all such Confidential Information in accordance with the provisions of this Appendix A and (iv) take or abstain from taking certain other actions hereinafter set forth.
Prior to the receipt of any Confidential Information, each Representative shall have been made aware of and have agreed to be bound by the terms set forth in this Appendix A. Neither the Dealer nor any of its Representatives shall use, copy, disclose, disseminate, or permit any unauthorized person access to, any Confidential Information without KBS’s prior written consent. The Dealer and its Representatives may, with KBS’s prior written consent, communicate Confidential Information to another broker-dealer that has entered into a separately-negotiated confidentiality agreement with KBS (which agreement with KBS shall be in substantially the form hereof). Any such Confidential Information disseminated pursuant to the immediately preceding sentence shall remain confidential notwithstanding any such communication to another person. To the extent Confidential Information is provided by Dealer pursuant to the terms hereof, the Dealer and each Representative shall ensure that any existing confidentiality notices included on or with the Confidential Information are included in any such disclosures or, if no such notices are included, “Confidential” or some similar notice is stamped on the Confidential Information.
For purposes of this Appendix A, the term “Representative” shall include an officer, director, manager, employee, owner, member or partner of Dealer performing a due diligence review of KBS, a consultant, due diligence provider, accountant or attorney of Dealer performing a due diligence review of KBS on behalf of Dealer, and any person or committee, as the case may be, responsible for determining whether Dealer will participate in the Offerings, provided

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that in each case, such person has a need to know such information; provided further that, in no event, may such information be shared with any person involved in retail selling efforts related to any Offerings.
2.    Confidential Information. For purposes hereof, “Confidential Information” means all information concerning the business, financial condition, operations, prospects, assets and liabilities of KBS (including materials and matters provided to and discussed by the board of directors of KBS and the committees of the board) that KBS believes is either confidential, proprietary or otherwise not generally available to the public, whether prepared by KBS, its advisors or otherwise (including information or reports prepared by due diligence providers and information received by KBS from third parties under confidential conditions) and which is furnished to Dealer or any of its Representatives in writing, orally or by any other means in connection with the Offerings, and includes all analyses, notes, compilations, summaries, studies or other documents, records or data prepared by Dealer or its Representatives which contain, reflect or are generated from, such information. However, Confidential Information shall not include information that: (A) is generally available to the public other than as a result of a disclosure by the Dealer or its Representatives in breach of this Appendix A; (B) is known to the Dealer or its Representatives prior to the date of the Selected Dealer Agreement; provided, that, such information is not known by the Dealer or its Representatives to be subject to another confidentiality agreement with, or other obligation or undertaking of secrecy to KBS; (C) is independently disclosed to the Dealer or its Representatives by a third-party which the Dealer or its Representative reasonably believes has a bona fide right to do so without violating any obligation of confidentiality or (D) is developed by the Dealer or any of its Representatives completely independent of any information disclosed to the Dealer or any of its Representatives in connection with their due diligence review.
3.    Legally Required Disclosures. In the event that the Dealer or any of its Representatives is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) by any court or governmental agency or authority or other supervisory body, or by application of law, regulation or legal or regulatory process to disclose any of the Confidential Information, the Dealer shall: (A) provide KBS with prompt written notice of any such request or requirement so that KBS may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Appendix A, (B) if the Dealer or any of its Representatives is required based upon the advice of their respective legal counsel, to disclose Confidential Information, the Dealer or such Representative may, without liability hereunder, disclose only that portion of the Confidential Information which such legal counsel advises is legally required to be disclosed; provided, that, the Dealer or such Representative exercises reasonable efforts to otherwise preserve the confidentiality of the Confidential Information and (C) upon reasonable notice, the Dealer and its Representatives will cooperate with KBS in obtaining a protective order or other appropriate remedy reasonably limiting disclosure to appropriate parties relating to the applicable proceeding; provided, that, the foregoing (i) shall not require the Dealer or its Representatives to delay production of any Confidential Information and (ii) shall apply only to the extent that KBS bears all costs and expenses of such cooperation, including, but not limited to, payment to the Dealer or its Representative, as applicable, for time expended by its staff relating to any such efforts at its then current billing rates and reimbursement of all reasonable attorney’s fees and costs of legal counsel associated therewith. Neither the Dealer nor any of its Representatives is required to take any action pursuant to clause

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(C) of the immediately preceding sentence without reasonable assurances from KBS that such payment and reimbursement will be provided.
4.    Ownership of Confidential Information. Confidential Information, including any copies, printouts and summaries thereof, shall remain the property of KBS and all applicable rights in patents, copyrights, trade secrets and similar intellectual property rights embodied in the Confidential Information shall remain in KBS.
5.    Return of Confidential Information. Except for due diligence files and copies maintained to comply with applicable rules and regulations upon advice of counsel, Dealer agrees promptly upon KBS’s written request to return all written material, including copies or printouts and summaries thereof, and destroy all material held by Dealer or any of its Representatives in electronic form (including material on disks or tapes) containing Confidential Information, submitted to Dealer or its Representatives or prepared by Dealer or its Representatives based upon such Confidential Information. Notwithstanding the return or destruction of Confidential Information, Dealer and its Representatives will continue to hold in confidence all Confidential Information and be bound by their respective obligations under the terms of this Appendix A.
6.    Remedies. Each party agrees that the obligations hereunder are necessary and reasonable in order to protect KBS and its business, and expressly agrees that monetary damages would not be a sufficient remedy for any violation of the terms of this Appendix A and, accordingly, KBS shall be entitled to seek equitable relief, including, but not limited to, specific performance and injunctive relief as remedies for any violation, including, without limitation, the actual or threatened disclosure of Confidential Information without the prior written consent of KBS. Such remedies shall not be deemed to be exclusive remedies for a violation of the terms of this Appendix A, but shall be in addition to all other remedies available to KBS at law or equity. The Dealer agrees that neither it nor any of its Representatives will raise the defense of an adequate remedy at law in any action seeking equitable relief. The Dealer shall indemnify and hold harmless KBS from and against all liabilities, obligations, claims, damages, penalties, causes of action costs and expenses (including reasonable attorneys’ fees and expenses actually incurred) imposed upon or incurred by or asserted against KBS by reason of a violation of the terms of this Appendix A by the Dealer or any of its Representatives.
7.    Waiver. No delay or failure in exercising any rights hereunder shall be construed to be a waiver of such rights, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right hereunder.
8.    Governing Law. THIS APPENDIX A SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. EACH OF THE PARTIES HEREBY AGREE AND SUBMIT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED WITHIN THE STATE OF CALIFORNIA FOR THE RESOLUTION OF ANY DISPUTE THAT MAY ARISE UNDER THIS APPENDIX A, AND THAT THE STATE AND FEDERAL COURTS LOCATED WITHIN THE STATE OF CALIFORNIA HAVE EXCLUSIVE JURISDICTION FOR ANY SUCH DISPUTES.
9.    Severability. If for any reason any provision of this Appendix A shall be declared void or invalid, such declaration shall not affect the validity of the remainder of this Appendix A

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which shall remain in full force and effect as if executed with the void or invalid provision eliminated.
10.    Binding Agreement. This Appendix A shall be binding upon, and shall inure to the benefit of KBS (including each of the entities included in the definition of “KBS” in the preamble to this Agreement including, without limitation, Legacy), the Dealer and their respective successors in interest.
11.    Non-Assignment. This Appendix A, and the rights and obligations hereby created, may not be assigned by the Dealer without the express written consent of KBS.
12.    Entire Agreement. This Appendix A constitutes the entire agreement and supersedes and replaces any prior or existing agreement relating to treatment of Confidential Information relating to KBS and the Offerings.
13.    Captions. The captions contained in this Appendix A are for convenience only, form no part of this Appendix A and shall not in any manner amplify, limit, modify or otherwise affect the interpretation of this Appendix A.

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